Exhibit 10.2

REPAY HOLDINGS CORPORATION
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Award Document”) is hereby granted as of the “Grant Date” set forth below by Repay Holdings Corporation, a Delaware corporation (the “Company”), to the “Grantee” identified below pursuant to the Repay Holdings Corporation Omnibus Incentive Plan (as amended, the “Plan”) and subject to the terms and conditions set forth therein and as set out in this Award Document. Capitalized terms used herein shall, unless otherwise required by the context, have the meaning ascribed to such terms in the Plan.

By action of the Committee, and subject to the terms of the Plan, the Grantee is hereby granted an Award of the number of Shares set forth below (the “Shares”), subject in all regards to the terms of the Plan and to the restrictions and risks of forfeiture set forth in this Award Document.

Grantee
Grant Date
Number of Shares

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Award Document, the Company and the Grantee agree as follows:

1.
Grant. The Company hereby grants to the Grantee the Shares, on the terms and conditions set forth in this Award Document and as otherwise set forth in the Plan.
2.
Vesting and Forfeiture.
(a)
Vesting. Subject to the other terms contained in this Award Document, the Shares shall become vested on the dates set forth below (each, a “Vesting Date”), subject to the continued employment of the Grantee by the Company or Affiliate thereof through each such Vesting Date, as to the specified portion of the Shares indicated:

Vesting Date	Vested Percentage
First anniversary of the Grant Date	25%
Second anniversary of the Grant Date	25%

Third anniversary of the Grant Date	25%
Fourth anniversary of the Grant Date	25%

For purposes of clarity and avoidance of doubt, the foregoing vesting schedule is structured so as to result in the Shares being 100% vested on the fourth anniversary of the Grant Date.

(b)
Change of Control. Notwithstanding the foregoing, if there is a Change in Control prior to the fourth anniversary of the Grant Date and the successor to the Company does not assume or provide for a substitute for the unvested Shares under this Award, with appropriate adjustments to the number and kind of shares of stock underlying this Award as may result from the Change in Control, the Grantee’s unvested Shares shall become fully vested on the occurrence of such Change in Control, subject to the continued employment of the Grantee by the Company or Affiliate thereof until such Change in Control. If there is a Change in Control prior to the fourth anniversary of the Grant Date and the successor company assumes or provides a substitute award for the unvested Shares under this Award, with appropriate adjustments to the number and kind of shares of stock underlying this Award as may result from the Change in Control, such unvested Shares will remain subject to the same vesting schedule set forth in Section 2(a) above (subject to Section 2(c) below and this Section 2(b) in connection with a subsequent Change in Control).
(c)
Termination of Employment. If, on or following a Change in Control with respect to which the successor company assumes or provides a substitute award for the unvested Shares under this Award, with appropriate adjustments to the number and kind of shares of stock underlying this Award as may result from the Change in Control, the Grantee’s employment with the Company and its Affiliates (or any successor thereof) is terminated on or before the fourth anniversary of the Grant Date by the Company or an Affiliate (or any successor thereof) without Cause (as hereinafter defined), by the Grantee for Good Reason (as hereinafter defined), or on account of Grantee’s death or Incapacity (as hereinafter defined), and such termination constitutes a separation from service (within the meaning of Section 409A of the Code), then the Grantee’s unvested Shares shall become fully vested upon the termination of Grantee’s employment with the Company and its Affiliates (or any successor thereof) by the Company or an Affiliate (or any successor thereof) without Cause, by the Grantee for Good Reason, or on account of Grantee’s death or Incapacity.

For purposes of this Award Agreement, “Incapacity” shall have the same definition as under any employment agreement between the Company or an Affiliate (or any successor thereof) and the Grantee or, if no such employment agreement exists or if such employment agreement does not contain any such definition or words of similar import, “Incapacity” shall have the same meaning as “Disability” under the Plan; and “Cause” and “Good Reason” shall have the same definitions as under the Plan.

(d)
Death or Incapacity Prior to a Change in Control. If prior to a Change in Control and the fourth anniversary of the Grant Date, the Grantee’s employment with the Company and its Affiliates (or any successor thereof) is terminated on account of Grantee’s death or Incapacity, and such termination constitutes a separation from service (within the meaning of Section 409A of the Code), then the Grantee’s unvested Shares under this Award shall become fully vested upon the termination of Grantee’s employment with the Company and its Affiliates (or any successor thereof) on account of Grantee’s death or Incapacity.
(e)
Forfeiture of Unvested Shares. Except as otherwise provided herein or in any employment agreement between Grantee and the Company or any Affiliate or as determined by the Committee in its sole discretion, the Grantee’s unvested Shares shall be automatically forfeited without consideration to the Grantee upon the Grantee’s termination of employment with the Company or its Affiliates for any reason.
(f)
Rights as a Stockholder. Except as otherwise expressly provided in Section 2(h) below or in the Plan, the Grantee shall have all of the rights of a stockholder of the Company with respect to the Shares unless and until such Shares are forfeited.
(g)
Withholding for Taxes. Withholding of any portion of the Shares in connection with the Company’s withholding obligations arising on account of the vesting of the Shares shall be deemed to be a taxable repurchase of such withheld Shares for federal income tax purposes at the time that occurs.
(h)
Cash Dividends. For so long as the Grantee holds the unvested Shares under this Award, if the Company (or any successor thereof) pays any cash dividends on its Common Stock, then the Company (or any successor thereof) will accumulate and pay the Grantee in cash for each outstanding unvested Share covered by this Award as of the record date for such dividend, less any required withholding taxes, the per share amount of such dividend that the Grantee would have received had the Grantee’s unvested Shares been vested as of the record date of the dividend if, and only if, the Shares become vested in accordance with the terms of this Agreement. In that case, the Company (or any successor thereof) shall pay such cash amounts to the Grantee, less any required withholding taxes, at the same time the related Shares become vested. The additional payments pursuant to this provision shall be treated as a separate arrangement.
3.
Clawback. The Shares and this Restricted Stock Award are subject to (i) the Compensation Recovery provisions of the Plan and (ii) the terms of any recoupment policy currently in effect or subsequently adopted by the Company, including without limitation any such recoupment policy to implement Section 304 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) or Section 10D of the Exchange Act (or any amendment or modification of any such recoupment policy adopted by the Company) to the extent that such Shares or the value of such Shares are required to be returned to the Company pursuant to the terms of such recoupment policy.

4.
Compliance with Legal Requirements. The granting and delivery of the Shares and any other obligations of the Company under this Award Document, shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.
5.
Transferability. At all times prior to the Shares becoming vested, the Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate (or any successor thereof).
6.
Waiver. Any right of the Company (or any successor thereof) contained in this Award Document may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages.
7.
Severability. The invalidity or unenforceability of any provision of this Award Document shall not affect the validity or enforceability of any other provision of this Award Document, and each other provision of this Award Document shall be severable and enforceable to the extent permitted by law.
8.
Employment. Nothing in the Plan or in this Award Document shall be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate (or any successor thereof) to retain the Grantee in the employ of the Company or an Affiliate (or any successor thereof) and/or as a member of the Company’s Board of Directors or in any other capacity.
9.
Binding Effect. The terms of this Award Document shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, the Grantee and the beneficiaries, executors, administrators and heirs of the Grantee.
10.
Entire Agreement. This Award Document and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto. In the event of a conflict between the Plan and this Award Document, the terms of the Plan shall control. No change, modification or waiver of any provision of this Award Document shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent of the Grantee under the Plan.
11.
Governing Law. This Award Document shall, except to the extent preempted by federal law, be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

12 Section 409A. Notwithstanding any other provision of this Award Document, it is intended that payments hereunder will not be considered deferred compensation within the meaning of Section 409A of the Code. For purposes of this Agreement, all rights to payments hereunder shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Section 409A of the Code. Payments hereunder are intended to satisfy either the exemption from Section 409A of the Code for "short-term deferrals" or “restricted stock.”

13. Electronic Acceptance and Signature. By clicking the applicable acceptance box on the Equity Edge Online website, Grantee agrees to all of the terms and conditions described in this Award Document and the Plan. Such online acceptance constitutes Grantee’s electronic signature for the execution and delivery of this Agreement, which shall have the same force and effect as if Grantee manually signed this Award Document. The parties hereto may execute and deliver any additional documents in connection with this Award Document using procedures now or hereafter established by the Company (or any third party engaged by the Company to provide administrative services related to the Plan) for electronic signature and delivery.

IN WITNESS WHEREOF, the Company has caused this Award Document to be executed on its behalf by its duly-authorized officer on the day and year first indicated above.

REPAY HOLDINGS CORPORATION

By: ________________________________

Title: Chief Executive Officer

ELECTRONICALLY ACCEPTED BY: